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                                                                    EXHIBIT 23.3




                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



The Board of Directors
Adobe Systems Incorporated


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Adobe Systems Incorporated of our report dated January 30, 1995 with respect to the consolidated statement of operations, shareholders' equity and cash flows of Frame Technology Corporation for the year ended December 31, 1994, and our report dated May 31, 1995, except for Note 13, as to which the date is June 22, 1995 with respect to the supplemental consolidated statement of operations, shareholders' equity and cash flows of Frame Technology Corporation for the year ended December 31, 1994 included in the Annual Report (Form 10-K) of Adobe Systems Incorporated for the year ended November 29, 1996, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

San Jose, California
May 29, 1997